Exhibit 10.21

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential

3 January 2022

CYTOMED THERAPEUTICS PTE LTD

21 Bukit Batok

Crescent #17-80

WCEGA Tower

Singapore 658065

Dear Sirs,

CONVERTIBLE LOAN AGREEMENT

— Supplemental Agreement No. 2

1.	We refer to the Convertible Loan Agreement dated 10 December 2019 entered between you as the Borrower and us as the Lender as amended to date (the “Agreement”), and our subsequent mutual discussions.

2.	Unless otherwise defined in this supplemental agreement (“Supplemental Agreement No. 2”) or unless the context otherwise requires, terms and expressions used in this Supplemental Agreement No. 2 shall have the same meaning as respectively ascribed to them in the Agreement.

3.	Clause 4.2(f) of the Agreement shall be deleted and replaced with the following new Clause 4.2(f):

(f)	a letter of reference from the Bank of Singapore Limited or such other Singapore licensed bank to be furnished by CCK, in form and substance satisfactory to the Lender in its sole discretion, confirming the net asset value of ML being at least [*****].

4.	This Supplemental Agreement No. 2 shall be effective from 3 January 2022 (the “Effective Date”). From the Effective Date, the Agreement shall be supplemented by and be read together with this Supplemental Agreement No. 2. Save as expressly stated in this Supplemental Agreement No. 2, no other term or condition of the Agreement shall be read as having been amended or varied by this Supplemental Agreement No. 2.

5.	In the event of a conflict between this Supplemental Agreement No. 2 and the Agreement, the terms of this Supplemental Agreement No. 2 shall prevail.

6.	This Supplemental Agreement No. 2 shall be governed by the laws of Singapore, and the Parties irrevocably submit to the non-exclusive jurisdiction of the Singapore courts.

7.	This Supplemental Agreement No. 2 may be executed in several counterparts, and each executed counterpart shall constitute an original instrument, but all such counterparts shall constitute one and the same instrument.

8.	Please confirm your agreement by signing and returning the Acceptance and Confirmation below.

Yours sincerely,

/s/ Edward Lee Ewe Ming
Edward Lee Ewe Ming
Director
On behalf of MDR LIMITED

ACCEPTANCE AND CONFIRMATION

To: MDR LIMITED

By signing below, we hereby confirm and accept all the terms and conditions set out in this Supplemental Agreement No. 2 dated 3 January 2022.

/s/ Choo Chee Kong
Choo Chee Kong
Director
On behalf of CYTOMED THERAPEUTICS PTE LTD